Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-97869, No. 333-221178, and No. 333-251140) Form S-8 (No. 333-82530, No. 333-122312, No. 333-125510, No. 333-134451, No. 333-206521, No. 333-221184, No. 333-231645 and No. 333-266036) of our report dated March 8, 2023, with respect to the consolidated financial statements of Usio, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2022.

We further consent to our designation as an expert in accounting and auditing.

/s/ ADKF, P.C.

ADKF, P.C.

San Antonio, Texas

March 8, 2023